UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April 30, 2015

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 5, 2015, at 10:00 a.m., Eastern Daylight Saving Time, at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by this method will ensure that your shares will be represented at the Annual Meeting.

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2015

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 5, 2015 at 10:00 a.m., Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022, to consider and act upon the following matters:

1.	To elect three directors to serve until the 2018 Annual Meeting of Shareholders;

2.	To ratify the selection of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.	To vote on a non-binding advisory resolution to approve executive compensation;

4.	To approve the adoption of our 2015 Employee Restricted Stock Plan;

5.	To approve the adoption of our 2015 Non-Employee Director Stock Option Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 17, 2015 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at our principal offices located at the address listed above. All shareholders are cordially invited to attend the Annual Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on June 5, 2015

The proxy statement and 2014 Annual Report to shareholders are available at http://www.rrdezproxy.com/2015/MedallionFinancial/.

By Order of the Board of Directors,

MARIE RUSSO

Secretary

New York, New York

April 30, 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY OR VOTER INSTRUCTION CARD. PLEASE FILL OUT AND RETURN THE PROXY CARD PROMPTLY. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?” ON PAGE 3 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

2015 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 5, 2015

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 5, 2015 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2015. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on April 17, 2015 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company, LLC and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR ratification of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2015;

(iii)	FOR the approval of a non-binding advisory resolution to approve executive compensation;

(iv)	FOR the approval of the adoption of our 2015 Employee Restricted Stock Plan;

(v)	FOR the approval of the adoption of our 2015 Non-Employee Director Stock Option Plan; and

(vi)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

VOTING SECURITIES AND VOTES REQUIRED

On April 17, 2015, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 24,740,734 shares of our common stock, or Common Stock, at $0.01 par value per share, were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of the votes cast is required for all other matters. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 5, 2015. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2014 Annual Report, including our 2014 consolidated financial statements, is also enclosed.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are five matters scheduled to be voted on at the Annual Meeting:

•	The election of three directors to serve until the 2018 Annual Meeting of Shareholders;

•	The ratification of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2015;

•	The approval of a non-binding advisory resolution to approve executive compensation;

•	The approval of the adoption of our 2015 Employee Restricted Stock Plan; and

•	The approval of the adoption of our 2015 Non-Employee Director Stock Option Plan.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR ratification of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2015;

(iii)	FOR the approval of a non-binding advisory resolution to approve executive compensation;

(iv)	FOR the approval of the adoption of our 2015 Employee Restricted Stock Plan; and

(v)	FOR the approval of the adoption of our 2015 Non-Employee Director Stock Option Plan.

Q:	WHAT SHARES CAN I VOTE?

A:	All shares owned by you as of the close of business on April 17, 2015, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “HOW ARE VOTES COUNTED?”.

Q:	CAN I CHANGE MY VOTE?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219 or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:	The quorum requirement for holding the meeting and transacting business is the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:	Approval of the director nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the Commission, on or before June 11, 2015. The Form 8-K will be available on the “For Investors” section of our website at www.medallion.com and on the Commission’s website at www.sec.gov.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:	Each share of our Common Stock outstanding as of the close of business on April 17, 2015, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately 24,740,734 shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:	We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained Alliance Advisors, LLC to act as a proxy solicitor for a fee of approximately $6,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 17, 2015, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 17, 2015 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2) Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,599,034	6.44%

Andrew M. Murstein(3) President and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,757,398	7.08%

Larry D. Hall(4) Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	60,414	*

Michael J. Kowalsky(5) Executive Vice President c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	60,517	*

John M. Taggart(6) Chief Executive Officer and President of Medallion Bank c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	120,908	*

Henry L. Aaron(7) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	12,000	*

Henry D. Jackson(8) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	3,000	*

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Stanley Kreitman(9) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	28,000	*

Frederick A. Menowitz(10) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	26,500	*

David L. Rudnick(11) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	22,424	*

Lowell P. Weicker, Jr.(12) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	30,485	*

All executive officers and directors as a group (14 persons)(13)	3,754,309	14.99%

*	Less than 1.0%
(1)	Applicable percentage of ownership is based on 24,740,734 shares of Common Stock outstanding as of April 17, 2015 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Includes 1,238,300 shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 85,468 shares of Common Stock owned by Alvin Murstein directly, 117,660 shares of Common Stock owned by the Aileen J. Murstein Family 2012 Trust of which Mr. Murstein is the grantor and Mr. Murstein’s spouse is a co-trustee and the beneficiary, 5,000 shares of Common Stock owned by Alvin Murstein’s spouse, 77,606 shares of restricted Common Stock owned by Alvin Murstein directly and 75,000 shares of Common Stock issuable upon the exercise of options.
(3)	Includes 1,447,063 shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, 119,064 shares held by Andrew M. Murstein directly, 96,271 shares of restricted Common Stock owned by Andrew M. Murstein directly and 95,000 shares of Common Stock issuable upon the exercise of options.
(4)	Includes 20,591 shares of Common Stock owned by Larry D. Hall directly, 9,823 shares of restricted Common Stock owned by Larry D. Hall directly and 30,000 shares of Common Stock issuable upon the exercise of options.
(5)	Includes 30,969 shares of Common Stock owned by Michael J. Kowalsky directly, 3,670 shares of Common Stock held by Fidelity Investments in an Individual Retirement Account for the benefit of Michael J. Kowalsky, 6,878 shares of restricted Common Stock owned by Michael J. Kowalsky directly and 19,000 shares of Common Stock issuable upon the exercise of options.
(6)	Includes 76,471 shares of Common Stock owned by John M. Taggart directly, 35,253 shares of restricted Common Stock owned by John M. Taggart directly and 9,184 shares issuable upon the exercise of options.
(7)	Consists of 12,000 shares of Common Stock issuable upon the exercise of options. Does not include 6,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 17, 2015.

(8)	Consists of 3,000 shares of Common Stock issuable upon the exercise of options. Does not include 6,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 17, 2015.
(9)	Includes 10,000 shares of Common Stock owned by Stanley Kreitman directly and 18,000 shares of Common Stock issuable upon the exercise of options.
(10)	Includes 15,500 shares of Common Stock owned by Frederick A. Menowitz directly and 11,000 shares of Common Stock issuable upon the exercise of options.
(11)	Includes 16,424 shares of Common Stock owned by David L. Rudnick directly and 6,000 shares of Common Stock issuable upon the exercise of options.
(12)	Includes 12,885 shares of Common Stock owned by the Lowell P. Weicker Estate for Lowell P. Weicker, Jr. of which Mr. Weicker is the income beneficiary, 2,300 shares of Common Stock held by Bank of New York Mellon Wealth Management in an Individual Retirement Account for the benefit of Lowell P. Weicker, Jr.’s spouse, 300 shares of Common Stock owned by Lowell P. Weicker, Jr.’s spouse and 15,000 shares of Common Stock issuable upon the exercise of options. Does not include 3,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 17, 2015.
(13)	Consists of 298,184 shares of Common Stock issuable upon the exercise of options. Does not include 29,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 17, 2015.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. The number of directors is fixed at eight. Elections for Class I directors will be held at the Annual Meeting on June 5, 2015. Class II directors were last elected at the annual meeting of shareholders held on June 14, 2013 and will stand for election in 2016. Class III directors were last elected at the annual meeting of shareholders held on June 6, 2014 and will stand for election in 2017.

The Board of Directors has nominated Stanley Kreitman, Frederick A. Menowitz, and David L. Rudnick for election as Class I directors for a three-year term until the annual meeting of shareholders in 2018. Messrs. Kreitman, Menowitz, and Rudnick each presently serves as a director and each has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND MARIE RUSSO, WILL VOTE TO ELECT MESSRS. KREITMAN, MENOWITZ, AND RUDNICK AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL

THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Stanley Kreitman	83	Director	Director since 1996
Frederick A. Menowitz	78	Director	Director since 2003
David L. Rudnick	74	Director	Director since 1996

Independent Directors

Stanley Kreitman has served as our director since February 1996. Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, an investment banking company. In addition, since 2001, Mr. Kreitman has served as Senior Advisor of the Advisory Board to Signature Bank. Mr. Kreitman served as a director of Tri-Magna from 1991 until May 1996. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1976 until his retirement in 1996. Mr. Kreitman serves as a member of the board of directors of CCA Industries, Inc. and Arbor Realty Corp., both publicly-traded companies. Mr. Kreitman previously served as a director of KSW Corp., Capital Lease Funding, Geneva Financial Corp. and Renaissance Acquisition Corp. Mr. Kreitman received a B.S. from New York University. Mr. Kreitman’s financial accounting skills have qualified him to chair our Audit Committee and to serve as the audit committee financial expert. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters. Mr. Kreitman has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent active real estate investor with over 50 years of experience and a philanthropist. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. He is a Founder of Mount Sinai Medical Center, Miami Beach, Florida and a member of the Board of Directors of the Cystic Fibrosis Foundation. Mr. Menowitz brings legal and business expertise and finance and investment skills to our Board of Directors.

Interested Director

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate management concern and CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1969. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law. Mr. Rudnick brings investment and executive management skills to our Board of Directors. He also has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR MESSRS. KREITMAN, MENOWITZ AND RUDNICK AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of WeiserMazars LLP, or WeiserMazars, as our independent registered public accounting firm for the fiscal year ending December 31, 2015. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

WeiserMazars has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of WeiserMazars are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by WeiserMazars for professional services rendered for the fiscal years ended December 31, 2014 and December 31, 2013:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees	$907,135.00	$1,051,033.00
Audit-Related Fees	—	—
Tax Fees	$145,000.00	$214,348.00
All Other Fees	$35,439.00	—

Total Fees	$1,087,574.00	$1,265,381.00

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    There were no fees billed to us by WeiserMazars for the fiscal years ended December 31, 2014 and December 31, 2013 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services include accounting advice in connection with proposed strategic transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-

approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, Stanley Kreitman, the authority to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees for services provided by the independent registered public accounting firm were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of three non-management directors selected by the Board of Directors. All current members meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that Stanley Kreitman is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, WeiserMazars LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (United States) Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountant the independent accountant’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountant’s independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Stanley Kreitman, Chairman

Henry D. Jackson, Director

Frederick A. Menowitz, Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote on the overall executive pay-for-performance compensation policies and procedures employed by us, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Thus, we are providing our shareholders with the right to cast an advisory vote on our compensation program at the annual meeting of shareholders in 2015. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently hold our “Say-on-Pay” vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of “Say-on-Pay” votes at least every six years. The next advisory vote on the frequency of the “Say-on-Pay” vote will occur no later than 2018.

While we believe this “Say-on-Pay” proposal demonstrates our commitment to our shareholders, we also are committed to achieving a high level of total return for our shareholders. Since our initial public offering in 1996, we have paid/declared distributions in excess of $230,000,000 or $13.31 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL NO. 4

APPROVAL OF THE 2015 EMPLOYEE RESTRICTED STOCK PLAN

Background and Purpose

On February 13, 2015, our Board of Directors adopted the Medallion Financial Corp. 2015 Employee Restricted Stock Plan, or the 2015 Employee Plan, and recommended that it be submitted to our shareholders for their approval at the Annual Meeting. The terms of the 2015 Employee Plan provide for grants of restricted stock awards, or the Awards. The purpose of the 2015 Employee Plan is to (i) provide long-term incentive compensation to our employees that is tied to the performance of our Common Stock; (ii) encourage employees to contribute to our long-term success through stock ownership and thereby align the employees’ financial interests with those of our shareholders; (iii) promote employee retention; and (iv) attract and retain high quality employees as necessary. Retention and recruitment of the best people is vital to the future success and growth of our business and is in the best interests of our shareholders. Appropriate compensation plans that support our objectives and align the interests of shareholders and employees are essential to long term success in the investment business in general and critical to our business in particular.

The effective date of the 2015 Employee Plan, or the Effective Date, is the date which is the latest of (1) adoption by the Board of Directors, (2) approval of the 2015 Employee Plan by our shareholders and (3) approval of the 2015 Employee Plan by the Commission.

The following is a summary of the principal features of the 2015 Employee Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2015 Employee Plan. It is qualified in its entirety by reference to the full text of the 2015 Employee Plan. A copy of the 2015 Employee Plan has been filed with the Commission as Exhibit I to this Proxy Statement.

Shares Available for Awards

Under the 2015 Employee Plan, the total number of shares of Common Stock that may be subject to the granting of Awards under the 2015 Employee Plan shall be equal to 700,000 shares.

Subject to any required action by our shareholders, the provisions of applicable corporate law and the approval of the required majority, as defined in Section 57(o) of the Investment Company Act of 1940, or the 1940 Act, of our directors, the Compensation Committee of the Board of Directors is authorized to adjust the limitations described in the preceding paragraph and outstanding Awards (i) in the event of changes in the outstanding Common Stock or in our capital structure by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award; (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Common Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, employees in the 2015 Employee Plan.

Eligibility

The persons eligible to receive Awards under the 2015 Employee Plan are our employees and any person who has been offered employment by us; provided that such prospective employee may not receive any payment relating to an Award until such person has commenced employment with us. Currently, we have approximately 145 employees.

Administration

The 2015 Employee Plan is to be administered by the Compensation Committee, which is comprised solely of directors who are considered independent under the NASDAQ Marketplace Rules and are not “interested persons” of us, as defined in Section 2(a)(19) of the 1940 Act. Subject to the terms of the 2015 Employee Plan, the Compensation Committee is authorized to (i) select eligible employees to receive Awards; (ii) grant Awards; (iii) determine the number of shares of Common Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe award agreements (which need not be identical for each Award recipient) and rules and regulations for the administration of the 2015 Employee Plan; (v) construe and interpret the 2015 Employee Plan and award agreements granted thereunder and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2015 Employee Plan.

General Terms of Awards

The Compensation Committee is authorized to grant Awards. A grant of restricted stock is a grant of shares of our Common Stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2015 Employee Plan may relate to continued service to us, the achievement of specified performance objectives, or other restrictions deemed by the Compensation Committee from time to time to be appropriate and in our best interests and our shareholders.

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Compensation Committee from time to time. Except to the extent restricted under the terms of the 2015 Employee Plan, an employee granted an Award will have all the rights of any other shareholder, including the right to vote the restricted stock and the right to receive dividends. Unless otherwise set forth in an employee’s award agreement, cash dividends and stock dividends, if any, with respect to unvested shares of restricted stock will be withheld by us for the employee, and will be subject to the same degree as the shares of restricted stock to which such dividends relate. Except as otherwise determined by the Compensation Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the employee. Except as the Board of Directors otherwise determines or as otherwise provided for in an employee’s employment agreement, upon termination of an employee’s employment during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination and any withheld dividends in respect thereof shall be forfeited.

Limitations on Awards

Awards under the 2015 Employee Plan are subject to the following limitations:

•	No person may be granted more than 200,000 shares of our Common Stock in any fiscal year;

•	No person may be granted more than 25% of the shares reserved for issuance under the 2015 Employee Plan;

•

The total number of shares that may be outstanding pursuant to Awards under all of our compensation plans may not exceed ten percent (10%) of the total number of our shares of Common Stock authorized and outstanding at any time; and

•

The amount of voting securities that would result from the exercise of all of our outstanding warrants, options, and rights, together with any outstanding and unvested restricted stock issued pursuant to the 2015 Employee Plan and any of our other compensation plans, at the time of issuance may not exceed twenty five percent (25%) of our outstanding voting securities, provided, however, that if the amount of voting securities that would result from the exercise of all of our outstanding warrants, options, and rights issued to our directors, officers, and employees, together with any outstanding and unvested restricted stock issued pursuant to the 2015 Employee Plan and any of our other compensation plans, would exceed fifteen percent (15%) of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any outstanding and unvested restricted stock issued pursuant to the 2015 Employee Plan, at the time of issuance may not exceed twenty percent (20%) of the outstanding voting securities.

Withholding

As a condition to the vesting or lapse of any forfeiture restrictions of any Award, the Compensation Committee may require that an employee satisfy, through deduction or withholding from any payment of any kind otherwise due to the employee, or through such other arrangements as are satisfactory to the Compensation Committee, the minimum amount of all federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or lapse. The Compensation Committee may not permit shares of Common Stock to be used to satisfy tax withholding requirements without exemptive relief from Section 23(c) of the 1940 Act.

Amendment and Termination

The Board of Directors at any time, and from time to time, may amend the 2015 Employee Plan; provided, however, that the Board of Directors will not, without shareholder approval, make any amendment to the 2015 Employee Plan that requires shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Common Stock is principally listed.

The Board of Directors or the Compensation Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award not be impaired by any such amendment unless the employee consents in writing (it being understood that no action taken by the Board of Directors or the Compensation Committee that is expressly permitted under the 2015 Employee Plan will constitute an amendment of an award for such purpose). The 2015 Employee Plan will terminate when all shares of Common Stock authorized for issuance under the 2015 Employee Plan (including any shares of Common Stock that have become available for delivery on account of the expiration of any Award, or as otherwise provided in the 2015 Employee Plan) have been delivered and the forfeiture restrictions on all Awards have lapsed, or by action of the Board of Directors pursuant to the 2015 Employee Plan, whichever first occurs.

Outstanding Restricted Stock Awards – New Plan Benefits

As of the date of this proxy statement, no Awards have been made pursuant to the 2015 Employee Plan. The 2015 Employee Plan allows the Compensation Committee to grant Awards on a discretionary basis. We cannot forecast the extent of discretionary awards that will be made in the future. As such, we have omitted the tabular disclosure of benefits or amounts to be received under the 2015 Employee Plan. We expect to issue Awards to certain of our executive officers, including our named executive officers, as well as other employees, although the amounts and value thereof have not yet been determined, if this Proposal is approved by our shareholders at the Annual Meeting and if the 2015 Employee Plan is approved by the Commission.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based.” Compensation deemed paid by us in connection with the issuance or vesting of restricted stock awards to certain of our executive officers under the 2015 Employee Plan may qualify as performance-based compensation for purposes of Section 162(m). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

The approval of our 2015 Employee Plan requires the affirmative vote of a majority of the votes cast. Therefore, abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2015 EMPLOYEE RESTRICTED STOCK PLAN

PROPOSAL NO. 5

APPROVAL OF THE 2015 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

We are requesting that shareholders vote in favor of adopting the Medallion Financial Corp. 2015 Non-Employee Director Stock Option Plan, or the Director Plan, which was approved by the Board of Directors on March 12, 2015, subject to approval by our shareholders and approval by the Commission.

General

The following is a summary of the principal features of the Director Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Director Plan. It is qualified in its entirety by reference to the full text of the Director Plan. A copy of the Director Plan has been filed as Exhibit II to this Proxy Statement.

The Director Plan is designed to give us the ability to attract and retain highly qualified directors and to ensure close identification of interests between non-interested directors and our shareholders.

The Director Plan was approved by the Board of Directors on March 12, 2015. The Director Plan’s effectiveness is dependent on the approval by shareholders at the meeting and receipt of exemptive relief from the Commission.

As of April 17, 2015, the fair market value of a share of our Common Stock was $10.18.

Share Reserve

The aggregate number of shares of the Common Stock that will be available for issuance under the Director Plan is 300,000 shares of Common Stock, or 1.21% of the 24,740,734 shares of Common Stock outstanding as of April 17, 2015. If awards under the Director Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Director Plan.

The shares subject to existing unexercised options equal approximately 1.73% of our outstanding shares of Common Stock. When added to the remaining shares that can be issued under the 2006 Employee Stock Option Plan and the 2009 Employee Restricted Stock Plan, the total shares would equal 3.22% of the outstanding shares of Common Stock. When added to the shares that can be issued under the proposed 2015 Employee Restricted Stock Plan, the total shares would equal 6.05% of the outstanding shares of Common Stock. When added to the shares that can be issued under options under the Director Plan, the total shares would equal 7.27% of the outstanding shares of Common Stock. The Compensation Committee believes that this is generally a lower percentage than is typical of other publicly-traded financial services companies.

The number of shares available for options, the number of shares subject to outstanding options and their exercise prices will be adjusted for changes in outstanding shares by reason of, for example, stock splits and combinations of shares. Shares purchased upon exercise of options, in whole or in part, must be paid for in cash.

Administration

The Director Plan provides for the automatic grant of options to our directors who are not employees or officers, including interested persons. The Director Plan is administered by a committee of the Board of Directors comprised of directors who are not eligible for grants or awards of options under the Director Plan, or the Committee.

Eligibility and Types of Awards under the New Director Plan

Eligible participants in the Director Plan are those of our directors who are not otherwise our employees or officers, including interested persons, referred to as Eligible Directors. The total number of shares which may be granted from time to time under the Director Plan is 300,000 shares. The exercise price of options granted is not less than the fair market value of our Common Stock on the date of grant. Options vest in equal one-third increments on the first, second and third anniversaries of the date of grant. To exercise options, the optionee must remain an Eligible Director. No option may be exercised more than ten years after the date on which it is granted.

Under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan, or the Original Director Plan, we will grant an option to purchase 9,000 shares to each Eligible Director elected at our 2015 Annual Meeting. Under the Director Plan, unless otherwise determined by the Committee, we will grant an option to purchase 12,000 shares to each Eligible Director elected at an annual shareholder meeting after the approval date of the Director Plan, including those Eligible Directors standing for election at our 2016 Annual Meeting. If an Eligible Director is elected after the approval date by means other than an annual shareholder meeting, we will grant an option to purchase 12,000 shares multiplied by a fraction representing the remaining portion of the Eligible Director’s three-year term. In addition, the Committee has discretion to grant options to Eligible Directors at such other times and with such terms as it determines appropriate.

Amendment and Termination

Unless sooner terminated by the Board of Directors, the Director Plan will terminate on February 15, 2026 and no additional awards may be made under the Director Plan after that date.

The Board of Directors at any time, and from time to time, may amend the Director Plan; provided, however, that the Board of Directors will not, without shareholder approval, make any amendment to the Director Plan that requires shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Common Stock is principally listed.

The Board of Directors, at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights under any option is not be impaired by any such amendment unless the holder consents in writing (it being understood that no action taken by the Board of Directors that is expressly permitted under the Director Plan shall constitute an amendment of an award for such purpose).

Director Plan Benefits

The following table shows the stock options that the individuals and groups referred to below will receive in 2015 under the Original Director Plan.

Name and Position	Dollar Value	Number of Units
Henry L. Aaron, Director	—	—
Henry D. Jackson, Director	—	—
Stanley Kreitman, Director	*	9,000
Frederick A. Menowitz, Director	*	9,000
David L. Rudnick, Director	*	9,000
Lowell P. Weicker, Jr., Director	—	—
Non-Executive Director Group	*	27,000

*	The dollar value of the stock options is the fair market value of our Common Stock on the date of grant or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Committee.

The following table shows the stock options that the individuals and groups referred to below will receive in 2016 if the Director Plan is approved by our shareholders at the 2016 Annual Meeting and we receive exemptive relief from the Commission.

Name and Position	Dollar Value	Number of Units
Henry L. Aaron, Director	—	—
Henry D. Jackson, Director	—	—
Stanley Kreitman, Director	—	—
Frederick A. Menowitz, Director	—	—
David L. Rudnick, Director	—	—
Lowell P. Weicker, Jr., Director	*	12,000
Non-Executive Director Group	*	12,000

*	The dollar value of the stock options is the fair market value of our Common Stock on the date of grant or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Committee.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Director Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters, which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the Director Plan.

No income is realized by the Eligible Director at the time an option is granted. Generally upon exercise of the option, the Eligible Director realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and we will be entitled to a tax deduction in the same amount. At disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the Eligible Director has held the shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2015 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2014. The Board of Directors is comprised of eight total members, a majority of whom (five) are not “interested persons” under the 1940 Act. The Board of Directors held four formal meetings during the year ended December 31, 2014. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served except that Henry L. Aaron attended 75% of the meetings of the Board of Directors and 66.67% of the committees of the Board of Directors on which he served. Our directors are encouraged to attend the annual meeting of shareholders. Three of our directors attended last year’s annual meeting.

Board Leadership Structure

Alvin Murstein serves as both the Chief Executive Officer and Chairman of the Board of Directors. Mr. Murstein is an “interested person” under the 1940 Act. The Board of Directors believes that this leadership structure is appropriate because Mr. Murstein’s service as both the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our company and our shareholders. Mr. Murstein possesses detailed and in-depth specialized knowledge of the taxicab medallion loan business, opportunities and challenges facing our company and is thus best positioned to develop agendas that ensure that the Board of Director’s time and attention are focused on the most critical matters. His combined role enables greater efficiency regarding management of the company, provides for decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers. Because of the ease of communication arising from the relatively small size of the Board of Directors and the small number of independent directors, the Board of Directors has determined not to designate a lead independent director.

The Board of Directors believes that our independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board of Director meetings, the independent directors hold regular executive sessions. We believe that this approach effectively encourages full engagement of all directors in executive sessions, while avoiding unnecessary hierarchy. Following an executive session of independent directors, the presiding director acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of our management team, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board’s oversight of the material risks faced by our company occurs at both the full board level and at the committee level.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees report on risk to the full board at regular meetings of the Board. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as necessary. At each Board meeting, the Board addresses matters of particular importance or concern, including any significant areas of risk that require Board attention.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for our company. We also believe that our risk structure complements our current board leadership structure, as it allows our independent directors, through our fully independent board committees and otherwise, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Director Independence

As required under the NASDAQ listing standards, the Board of Directors annually determines each director’s independence. The NASDAQ listing standards provide that a director of a business development company is considered to be independent if he or she is not an “interested person” of ours, as defined in Section 2(a)(19) of the 1940 Act to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with us.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Henry L. Aaron, Henry D. Jackson, Stanley Kreitman, Frederick A. Menowitz and Lowell P. Weicker, Jr. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Alvin Murstein, Andrew M. Murstein and David L. Rudnick are not independent directors.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board of Directors. A copy of each charter can be found in the “For Investors” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met four times during the year ended December 31, 2014 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2014, (ii) the adequacy of the 2014 financial statement disclosures for the year ended December 31, 2014, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Messrs. Kreitman, Jackson, and Menowitz. Mr. Kreitman is the Chairman and audit committee financial expert. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission. See “Audit Committee Report.”

Compensation Committee

The Compensation Committee makes recommendations concerning compensation of our directors and executive officers including (i) all incentive, restricted stock or stock option plans or arrangements established by us for officers and employees, including the grant of stock options and restricted stock to employees, (ii) adoption and amendment of all employee restricted stock, stock option and other employee benefit, plans and arrangements and (iii) the engagement of, terms of any employment agreements and arrangements with, and termination of, all of our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our NEOs during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

In 2009 and 2010, the Compensation Committee retained the services of a third party, independent executive consultant, Meridian Compensation Partners, LLC, or Meridian, to assist the Compensation Committee in its review of our executive compensation practices, including the competitiveness of our executive pay levels. At no time during 2009 or 2010 or at any other time did the Compensation Committee direct Meridian to perform services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant, and the Compensation Committee evaluates the consultant annually. The Compensation Committee did not engage an executive compensation consultant for 2014 but performed its own assessment of executive compensation.

The members of the Compensation Committee are Messrs. Aaron, Menowitz, and Weicker, who is the Chairman. Each member of the Compensation Committee is an “independent director,” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors did not reject any recommendations of the Compensation Committee during the year ended December 31, 2014. The Compensation Committee met three times during the year ended December 31, 2014 and made recommendations concerning compensation, restricted stock, stock options and other employment matters. See “Compensation Committee Report.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Messrs. Jackson, Kreitman, and Weicker. Mr. Kreitman is the Chairman. Each Nominating and Governance Committee member meets the independence requirements of the NASDAQ and the Commission. The Nominating and Governance Committee met one time during the year ended December 31, 2014.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers the above factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage third-party consultants or search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp, Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2016 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as our director if so elected.

Executive Committee

The Executive Committee meets on an ad hoc basis to provide strategic and managerial advice to management. The members of the Executive Committee are Messrs. Alvin Murstein, Andrew M. Murstein, Stanley Kreitman, and David L. Rudnick. The Executive Committee met one time during the year ended December 31, 2014.

Code of Ethics

As part of our compliance with the 1940 Act, we have in place a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy (codified as a written policy and adopted by the Board of Directors on October 4, 2004 and amended on August 1, 2006 and April 30, 2008) to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be found in the “For Investors” section of our website at www.medallion.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions. In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

Proxy Voting Policies and Procedures

We hold an immaterial amount of voting securities. Executive management, pursuant to no special policy or procedure, votes these proxies, when applicable, as part of their routine executive functions.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 17, 2015:

Name	Age	Position(s) Held
Independent Directors
Henry L. Aaron(2)	81	Director
Henry D. Jackson(2)	50	Director
Stanley Kreitman	83	Director
Frederick A. Menowitz	78	Director
Lowell P. Weicker, Jr.(1)	83	Director

Interested Directors
Alvin Murstein(2)(3)	80	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(1)(3)	50	President and Director
David L. Rudnick(3)	74	Director

Executive Officers Who Are Not Directors
Marc Adelson(3)	54	Chief Operating Officer and Chief Credit Officer
Larry D. Hall(3)	61	Senior Vice President and Chief Financial Officer
Michael J. Kowalsky(3)	69	Executive Vice President
Marie Russo(3)	90	Senior Vice President and Secretary
Marisa T. Silverman(3)	36	Chief Compliance Officer and General Counsel
John M. Taggart(3)	63	Chief Executive Officer and President of Medallion Bank

(1)	Indicates a Class II director whose term expires at the 2016 Annual Meeting of Shareholders.
(2)	Indicates a Class III director whose term expires at the 2017 Annual Meeting of Shareholders.
(3)	Indicates an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

Henry L. Aaron has served as our director since November 2004. Mr. Aaron served as a director of Turner Broadcasting System, Inc. from 1980 until its acquisition by Time Warner, Inc. in 1996. Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. Mr. Aaron sits on the board of directors of DSW Inc. and the Atlanta Braves. He also sits on the board of advisors of the Atlanta Falcons. Mr. Aaron previously served as a director of Retail Ventures, Inc. and Sports Properties Acquisition Corp. He is a member of the Board of Governors for Boys and Girls Clubs of America. Mr. Aaron is a recipient of the Presidential Medal of Freedom, the nation’s highest civilian award, awarded by President George W. Bush. Mr. Aaron brings strong executive management skills to our Board of Directors. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters.

Henry D. Jackson has served as our director since November 2002. Mr. Jackson is Managing Partner and Chief Executive of OpCapita LLP, a private equity fund headquartered in London, England and focused on the acquisition and operational improvement of companies in the European retail, consumer and leisure sectors. Prior to establishing OpCapita in 2006, he spent 20 years as an investment banker to the retail sector in Europe and the United States and was a Managing Director of Deutsche Bank and Credit Suisse First Boston. Mr. Jackson

received a B.Sc., with honors, from the Wharton School, a B.A., with honors, from the University of Pennsylvania, and was elected to Phi Beta Kappa. Mr. Jackson’s leadership experience in the investment banking industry allows him to provide continued financial business skills to our Board of Directors.

Lowell P. Weicker, Jr. has served as our director since February 2003. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker serves as President of Trust for America’s Health, a Washington, DC-based advocate for better public health. Mr. Weicker previously served as a director of World Wrestling Entertainment, Inc. and Compuware Corporation. He received a B.A. from Yale University and a L.L.B. from the University of Virginia School of Law. Mr. Weicker brings valuable skills to the Board of Directors that he acquired through his extensive career in the public sector, such as his expertise in the areas of government relations and external affairs. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters.

Interested Directors Not Standing for Election

Alvin Murstein has served as Chairman of our Board of Directors since our founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding LLC, formerly known as Medallion Funding Corp., since its founding in 1979. He also currently serves and has previously served as officer and director of some of our other wholly owned subsidiaries. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 50 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. Alvin Murstein is the father of Andrew M. Murstein. Mr. Murstein brings to our Board of Directors over 50 years of experience in the ownership, management, and financing of taxicab medallions and other commercial businesses. He has deep knowledge of our company and its business, having served as Chairman of our Board of Directors since our founding in 1995 and our Chief Executive Officer since 1996.

Andrew M. Murstein has served as our President since our inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein previously served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Andrew Murstein is the son of Alvin Murstein and the son-in law of David Rudnick. Mr. Murstein brings to our Board of Directors over 25 years of experience in the ownership, management, and financing of taxicab medallions and other commercial businesses. He has deep knowledge of our company and its business, having served as our President since our inception in 1995 and on our Board of Directors since 1997.

Executive Officers Who Are Not Directors

Marc Adelson has served as our Chief Operating Officer and Chief Credit Officer since April 2015. Mr. Adelson joined us in November 2014 as the President of our asset based lending division Medallion Business Credit. Prior to joining us, he served as the Chief Executive Officer of Capital Business Credit. Prior to joining Capital Business Credit, he served as Managing Director of GetzerHenrich & Associates and co-head of CIT Group’s Asset Based Lending group. Mr. Adelson received a B.S. in accounting from Brooklyn College.

Larry D. Hall has served as our Chief Financial Officer since March 2004. Prior to that he served as our Acting Chief Financial Officer since July 2003. Prior to that he served as our Chief Accounting Officer since May 2001 and our Assistant Treasurer since October 2000. Mr. Hall previously served as Chief Financial Officer of Sports Properties Acquisition Corp. Mr. Hall was employed by Citibank as Vice President—Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. Mr. Hall was Vice

President—Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President—Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Michael J. Kowalsky has served as our Executive Vice President since May 1996. Mr. Kowalsky has been President of Medallion Funding LLC, formerly known as Medallion Funding Corp., since June 1996. He also served as Chief Operating Officer of Edwards Capital from 1992 until June 1996. Prior to joining Edwards Capital in 1990, Mr. Kowalsky was a Senior Vice President at General Cigar Co. Inc., a cigar manufacturing company. Mr. Kowalsky received a B.A. and M.A. in economics from the University of Kentucky and an M.B.A. from the New York University Graduate School of Business.

Marie Russo has served as our Senior Vice President and Secretary since February 1996. Ms. Russo has also been Senior Vice President and Secretary of Medallion Funding LLC, formerly known as Medallion Funding Corp., since June 1996. Ms. Russo served as Vice President of Operations of Tri-Magna from 1989 until its acquisition by us in May 1996. From 1989 to 1996, she was Vice President of Medallion Funding LLC, formerly known as Medallion Funding Corp., and from 1983 to 1986, she was Controller of Medallion Funding LLC, formerly known as Medallion Funding Corp. Ms. Russo received a B.S. in accounting from Hunter College.

Marisa T. Silverman has served as our General Counsel and Chief Compliance Officer since March 2015. Ms. Silverman joined us in November 2004 serving first as Staff Counsel and as Assistant General Counsel beginning in September 2005. Ms. Silverman received a B.A. in Political Science from Bard College and a J.D. from St. John’s University School of Law.

John M. Taggart has served as the Chief Executive Officer and President of Medallion Bank since April 2002. Prior to joining Medallion Bank, Mr. Taggart served as the executive vice president and Chief Financial Officer of American Investment Bank, N.A., Chief Financial Officer of Copper State Thrift and Loan, and audit senior with Coopers & Lybrand. Mr. Taggart received a B.S. in Accounting from the University of Utah.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The primary objective of our compensation program is to establish compensation levels which will enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation packages that are competitive within our industry. The compensation program includes components designed both to motivate executives and to provide incentives to executives, as well as retain them. The primary components of our compensation program are base salary, cash bonus, restricted stock and stock options. Bonuses are paid to encourage effective performance relative to current plans and objectives. Restricted stock and stock options are granted to help retain productive executives and to more closely align their interests with those of shareholders. As a business development company, we are constrained by the 1940 Act in the number of outstanding securities we may issue pursuant to all of our compensation plans. Accordingly, our Compensation Committee takes into account the number of restricted stock and options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of restricted stock and options available for future grants under the plan to ensure sufficient availability for future needs.

In implementing our compensation policy, we seek to tie compensation to our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on both our annual and long-term performance. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent our Compensation Committee applies such judgment and subjective determinations in reconciling the program’s objectives with the realities of retaining valued employees.

Executive Compensation Program

The Compensation Committee is responsible for determining the compensation of our named executive officers, or NEOs, and our directors. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and equity grants and incentive awards for our officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Compensation Committee, including but not limited to, information concerning (1) company and individual performance, (2) the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option and restricted stock holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the Compensation Committee, at its request. A portion of each of the Compensation Committee meetings held during 2014 was an executive session during which none of our executive officers was present.

We do not have a specific formula that dictates the overall weighting of each compensation element as a part of the total. Instead, the Compensation Committee makes individual compensation decisions which it believes reflects each individual’s contribution to the company.

Peer Group

At the Compensation Committee’s request, Meridian completed its most recent peer group-based compensation assessment in late 2008. This assessment compared the compensation arrangements and levels for our Chief Executive Officer, President, and Chief Financial Officer and compared them to the compensation arrangements and levels for similar positions at a group of peer companies.

The peer group consisted of the following 12 companies, which are similar in size, industry, and location to us and have similar talent needs:

American River Bankshares	Center Bancorp Inc.	Newstar Financial Inc.
Canandaigua National Corp.	First of Long Island Corp.	PS Business Parks
Capital City Bank Group, Inc.	Marlin Business Services Inc.	Sterling Bancorp
Caplease Inc.	MCG Capital Corp.	Willis Lease Finance Corp.

The peer group was approved by the Compensation Committee and represents companies (a) in the specialized finance, real estate investment and commercial banking industries; (b) with median assets of $1.05 billion; and (c) with corporate functions in higher cost areas (e.g., the New York City metropolitan area and California). Meridian relied on market data from the 2008 proxy statements, updated with any compensation adjustments from Form 4 and 8-K disclosures. The pay levels of our Chief Executive Officer, President, and Chief Financial Officer were compared to the peer group market median and 75th percentile levels. Meridian assessed the following compensation elements: base salary, actual annual incentives, actual total cash compensation (base salary plus actual bonus), annualized value of long-term incentives, actual all other compensation and actual total compensation (sum of base salary, actual bonus, annualized long-term incentive value, and all other compensation).

While the Compensation Committee compared executive pay levels with the peer group market median and 75th percentile levels, it did not benchmark pay for our executives to any specific market pay level. The Compensation Committee considered such data in addition to individual and company performance and internal equity when making decisions regarding annual incentive awards.

Since Meridian’s most recent peer group-based compensation assessment in late 2008, we and the Compensation Committee have continued to compare our executive pay levels with those of the peer group on a periodic basis.

Impact of Prior Say on Pay Vote on Compensation Decisions

We were required by Section 14A of the Exchange Act to permit our shareholders to vote on a non-binding advisory resolution regarding the compensation of the NEOs for the 2014 Annual Meeting of Shareholders. A majority of the votes cast approved that resolution. We, the Board of Directors and the Compensation Committee pay careful attention to communication received from shareholders regarding executive compensation, including the non-binding advisory vote. We believe the 2014 shareholder vote supports the work of the Compensation Committee and that our executive compensation programs are aligned with shareholders’ interests.

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for general services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on each NEO’s position and duties.

Increases in annual base salary are based on a review and evaluation of an NEO’s job performance, the impact of such performance on us and the skills and experience required for the job, coupled with a comparison of these elements against those for similarly positioned executives both inside and outside our organization conducted by our President and reviewed by the Compensation Committee. Salary levels are typically determined annually as part of our performance review process as well as upon a promotion or other significant change in job responsibility. In 2014 each of our NEOs received an increase in base salary as reported in the Summary Compensation Table. These decisions were made by the Compensation Committee at its February 2014 meeting and communicated to each NEO shortly thereafter.

Bonus

The Compensation Committee has the authority to award discretionary annual or periodic bonuses to our NEOs. The annual bonuses are intended to compensate NEOs for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as borrowers financed or retained, new investment opportunities identified and completed and to financial factors such as raising capital, improving our results of operations and increasing the price per share of our Common Stock. We do not maintain formal targets or goals. Rather, the Compensation Committee typically reviews a variety of different factors applicable to us which may change in accordance with the changing nature of our business. Alvin Murstein’s 2014 bonus was $500,000, which was attributed in part to his overall management of the public company in 2014. Andrew Murstein’s 2014 bonus was $1,900,000, which was attributed in part to his overall management of the public company in 2014 and to the sale of our wholly owned subsidiary, Generation Outdoor, Inc., which was negotiated in 2014 and closed in early 2015. Larry D. Hall’s 2014 bonus was $135,000, which was attributed in part to his overall management of the public company in 2014. Michael J. Kowalsky’s 2014 bonus was $170,000, which was attributed in part to the overall performance of our taxi medallion loan portfolio in 2014. John M. Taggart’s 2014 bonus was $300,000, which was attributed in part to the overall performance of Medallion Bank’s consumer loan portfolio in 2014 and his overall management of Medallion Bank in 2014.

Our discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in either the fourth quarter of a given fiscal year or the first quarter following the completion of a given fiscal year. The Compensation Committee, however, has the discretion to declare a bonus more frequently than on an annual basis and may do so in recognition of exceptional contributions to us at other times.

Long-Term Incentive Compensation

Under the 1940 Act, the number of restricted stock, warrants, options or rights to subscribe or convert to our voting securities we may issue is limited. We are also limited under the 1940 Act to the types of securities we may issue. Accordingly, our long-term incentive compensation program is limited to the issuance of restricted stock and stock options and is generally constrained in scope and nature by the parameters set forth in the 1940 Act.

Nonetheless, we believe that long-term performance is achieved through granting restricted stock and stock options, which creates an ownership culture that encourages long-term performance by our NEOs. Our restricted stock and stock option plans (discussed below) have been established to provide certain of our employees, including our NEOs, with incentives (i) to highlight and reinforce the mutuality of long-term interests between employees and shareholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to our growth and development. The Compensation Committee believes that the use of restricted stock and stock options is important achieving our compensation goals, however, the 1940 Act limits the number of restricted stock and stock options we are permitted to issue which impairs our ability to use restricted stock and stock options to achieve such goals. We have not adopted formal stock ownership guidelines, and our restricted stock and stock option plans have provided the principal method for our NEOs to acquire equity in our company.

We have two stock option plans: the Amended and Restated 1996 Employee Stock Option Plan and the 2006 Employee Stock Option Plan (together, the Plans). The Amended and Restated 1996 Employee Stock Option Plan expired on May 21, 2006, but stock options remain outstanding under it. The Plans include vesting periods to optimize the retention value of options and to provide an incentive to our NEOs to achieve success over the long term. Generally, stock options vest in equal annual installments over three to five years commencing on the first anniversary of the date of grant, and if employees leave us before these vesting periods, they forfeit the unvested portions of these awards. The vesting schedules chosen are dependent on the NEO, the rationale behind such option grant, the number of options granted and the exercise price of such options.

The number of shares of Common Stock subject to option grants is generally intended to reflect the significance of an NEO’s current and anticipated contributions to us. Pursuant to the 1940 Act, the per-share exercise price of options granted by us cannot be less than 100% of the fair market value per share on the date of grant. Grants of stock options, if made, are generally granted on the date of the Compensation Committee or Board of Directors meeting held during the first quarter of each year. Grants, however, may be made by the Compensation Committee at other times. The options have value only to the extent that the current stock price is greater than the price at the time of the option grant, which directly links the interest of the NEOs with those of our shareholders. The decision to exercise an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by our Board of Directors. As a business development company, we are constrained by the 1940 Act in the number of outstanding securities we may issue pursuant to all of our compensation plans. Accordingly, our Compensation Committee takes into account the number of options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of options available for future grant under the plan to ensure sufficient availability for future needs. No option grants were made to the NEOs in 2014 in light of these considerations.

The 2009 Employee Restricted Stock Plan, or the 2009 Employee Plan, was adopted by our Board of Directors on April 16, 2009, approved by the Commission on April 26, 2010, and approved by our shareholders on June 11, 2010. The terms of the 2009 Employee Plan provide for grants of restricted stock awards to our employees and any person who has been offered employment by us; provided, that such prospective employee may not receive any payment relating to a restricted stock award until such person has commenced employment with us. The Compensation Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of our Common Stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2009 Employee Plan may relate to continued service to us, the achievement of specified performance objectives, or other restrictions deemed by the Compensation Committee from time to time to be appropriate and in our best interests and in the interests of our shareholders. Restricted stock awards made to the NEOs in 2014 are set forth in the column titled “Restricted Stock Grants” in 2014 Grants of Plan-Based Awards.

401(k) Plan

Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of one year of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code. Employee contributions are invested in various mutual funds, according to the direction of the employee. We match employee annual contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s annual contributions.

Employment Agreements and Offer Letters

We will enter into a new employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the Compensation Committee; (b) should have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority.

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with us, which were subsequently amended and restated in May 1998. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party terminates the agreement. The agreements provide that Alvin Murstein and Andrew M. Murstein shall receive a minimum annual base salary of $300,000 and $225,000 respectively, which may be increased by the Compensation Committee. The agreements also subject Messrs. Murstein to non-competition obligations. The agreements provide for a severance payment in the event that we terminate their employment without Cause (as defined in the agreements) or if they terminate their employment for Good Reason (as defined in the agreements). The severance payment is equal to their base salary multiplied by the number of full and partial years remaining in the term of employment at the time of termination plus legal fees and/or acceleration of vesting of any unvested options. Consistent with competitive practice, the agreements provide that if payments made to Messrs. Murstein are subject to an excise tax as excess parachute payments by the Internal Revenue Code, we will gross up the compensation to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made. We believe that this is a best practice relating to gross-up provisions in change-in-control arrangements.

Michael J. Kowalsky, our Executive Vice President, is a party to an employment agreement with us which provides for a one-year term and automatically renews each year for a new one-year term unless terminated by either party. Under the agreement, Mr. Kowalsky is entitled to an annual base salary of $245,300, annual increases at a rate no less than 3% of his then-existing base salary and a minimum bonus of $37,000. The agreement provides for a severance payment if the agreement is not renewed under certain conditions, and also a non-competition covenant.

John M. Taggart, the Chief Executive Officer and President of Medallion Bank, is a party to an employment agreement with us, which became effective in April 2002 and has no termination date. Under the agreement, Mr. Taggart is entitled to an annual base salary of $150,000. The agreement also subjects Mr. Taggart to non-competition obligations.

Larry D. Hall, our Chief Financial Officer, entered into an agreement with us, which became effective in March 2003 and has no termination date. Mr. Hall is entitled to an annual base salary of $182,000. Mr. Hall is entitled to a severance payment of $112,500 if we terminate his employment without Cause (as defined in the agreement) or upon a change of control if his employment is discontinued in connection therewith.

Our Board of Directors determined that providing the modest change of control arrangements described above appropriately reflects the risk imposed on executives that a company such as ours might be acquired. These arrangements are intended to attract and retain qualified executives with employment alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to authorize such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” below.

Our Compensation Committee authorized the various change in control and severance provisions in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and a NEO should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment.

Pursuant to either an employment agreement or an offer letter, each officer is generally eligible for a discretionary bonus in excess of a minimum amount. However, the Compensation Committee may increase the discretionary annual bonus paid to our executive officers, and the discretionary bonus paid to each officer in 2015 for performance in 2014 generally exceeded minimum specified amounts. The actual amount of any discretionary bonus will be determined following a review of each executive’s individual performance and contribution to our strategic goals. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus.

Perquisites

We provide NEOs with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs except for Mr. Taggart are provided with a monthly car allowance, which allows such NEOs to visit clients. In addition, we provide Mr. Alvin Murstein with a country club membership, three social club memberships, term life insurance and incidental costs related to his automobile such as parking and car insurance. We provide Mr. Andrew Murstein with a country club membership, incidental costs related to his automobile such as parking and car insurance and pay for his pro-rated use of our driver. The additional perquisites provided for Messrs. Murstein reflect their additional seniority and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2014 are included in the column titled “All Other Compensation” of the Summary Compensation Table on page 36.

Other Benefits

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, as well as our 401(k) Investment Plan, in each case on the same basis as other employees.

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

With our adoption of FASB Accounting Standard Codification Topic 718, “Compensation—Stock Compensation”, or ASC 718, which requires the recognition of compensation expense for stock options and restricted stock, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, our adoption of ASC 718 is not expected to have a material effect on our selection of forms of equity compensation to be granted to our NEOs in the foreseeable future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Lowell P. Weicker, Jr., Chairman

Henry L. Aaron

Frederick A. Menowitz

Summary Compensation Table

The following table sets forth certain compensation information for (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012. We do not have a pension plan, a stock award plan or a non-equity incentive compensation plan, but we have established a 401(k) Investment Plan that provides matching contributions.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Alvin Murstein	2014	851,850	500,000	414,756	126,292	(2)	1,892,898
Chairman, Chief Executive Officer and Director	2013	843,415	500,000	—	114,975		1,458,390
	2012	818,850	495,000	695,000	106,541		2,115,391

Andrew M. Murstein	2014	997,000	1,900,000	514,495	131,761	(3)	3,543,256
President and Director	2013	995,000	1,400,000	—	124,978		2,519,978
	2012	982,311	1,289,438	790,000	119,179		3,180,928

Larry D. Hall	2014	306,335	135,000	52,494	11,662	(4)	505,491
Senior Vice President, and Chief Financial Officer	2013	291,747	115,000	—	10,709		417,456
	2012	283,250	105,800	90,000	10,820		489,870

Michael J. Kowalsky	2014	315,400	170,000	36,746	17,599	(5)	539,745
Executive Vice President	2013	307,722	160,000	—	16,309		484,031
	2012	301,688	155,043	60,000	16,559		533,290

John M. Taggart	2014	239,000	300,000	159,999	—	(6)	689,999
Chief Executive Officer and President of Medallion Bank	2013	230,000	250,000	—	—		480,000
	2012	221,330	230,000	254,998	—		706,328

(1)	This amount is the aggregate grant date fair value of restricted stock awards with respect to the fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012 computed in accordance with FASB ASC Topic 718. See note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for all assumptions made in the valuation.
(2)	All other compensation for Alvin Murstein for the fiscal year ended December 31, 2014 includes $41,420 for a country club membership, $31,231 for a car lease, our aggregate incremental costs attributable to a garage, car insurance, three social club memberships and term life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2014 includes $62,352 for his pro-rated use of our driver, and our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance, a country club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(4)	All other annual compensation for Larry D. Hall for the fiscal year ended December 31, 2014 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(5)	All other annual compensation for Michael J. Kowalsky for the fiscal year ended December 31, 2014 includes our aggregate incremental cost attributable to a car lease and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(6)	For the other NEOs, our aggregate incremental cost of all perquisites and other personal benefits provided to each such NEOs is less than $10,000.

2014 Grants of Plan-Based Awards

There were no stock options granted during the last fiscal year by us to the NEOs.

Name	Grant Date	Restricted Stock Awards: Number of Shares (#)(1)	Grant Date Fair Value of Restricted Stock Awards($)(2)
Alvin Murstein	02/10/2014	30,814	414,756

Andrew M. Murstein	02/10/2014	38,224	514,495

Larry D. Hall	02/10/2014	3,900	52,494

Michael J. Kowalsky	02/10/2014	2,730	36,746

John M. Taggart	02/10/2014	11,887	159,999

(1)	These shares of restricted Common Stock will vest in equal one-third increments on the first, second and third anniversaries of the date of grant.
(2)	This amount is the grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718. See note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for all assumptions made in the valuation.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)		Market Value of Shares of Restricted Stock That Have Not Vested ($)
Alvin Murstein	75,000	—	9.22	04/03/2018	9,026	(1)	90,350
					11,073	(2)	110,841
					30,814	(3)	308,448

Andrew M. Murstein	95,000	—	9.22	04/03/2018	9,026	(1)	90,350
					13,737	(2)	137,507
					38,224	(3)	382,622

Larry D. Hall	30,000	—	9.22	04/03/2018	1,204	(1)	12,052
					1,401	(2)	14,024
					3,900	(3)	39,039

Michael J. Kowalsky	19,000	—	9.22	04/03/2018	752	(1)	7,528
					983	(2)	9,840
					2,730	(3)	27,327

John M. Taggart	9,184	—	11.21	02/15/2017	3,158	(1)	31,612
					4,205	(2)	42,092
					11,887	(3)	118,989

(1)	These shares of restricted Common Stock vested on February 13, 2015.
(2)	These shares of restricted Common Stock will vest on December 18, 2015.
(3)	These shares of restricted Common Stock will vest in equal one-third increments on February 10, 2015, February 10, 2016 and February 10, 2017.

2014 Option Exercises and Restricted Stock Vested

The following table sets forth certain information concerning stock options exercised by the NEOs and restricted stock vested during the last fiscal year:

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alvin Murstein	25,000	114,500	38,872	516,093
Andrew M. Murstein	25,000	111,000	41,535	543,948
Larry D. Hall	—	—	4,482	58,963
Michael J. Kowalsky	3,000	15,390	3,234	42,701
John M. Taggart	11,150	60,125	13,623	179,563

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the NEOs following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2014. The following table sets forth potential payments to be made to the NEOs following an employment termination or change of control if these restrictions were not in place.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination or Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)		Non-Renewal of Employment Agreement ($)
Alvin Murstein
Severance	6,596,268	(1)	—		—		6,596,268	(1)	—		—
Other Benefits	—		—		—		—		—		—

Andrew M. Murstein
Severance	13,476,565	(2)	—		—		13,476,565	(2)	—		—
Other Benefits	—		—		—		—		—		—

Larry D. Hall
Severance	112,500		—		—		112,500		—		—
Other Benefits	—		—		—		—		—		—

Michael J. Kowalsky
Severance	245,030	(3)	245,030	(3)	245,030	(4)	245,030	(3)	320,061	(5)	160,030	(6)
Other Benefits	9,750	(7)	9,750	(7)	9,750	(8)	9,750	(7)	—		9,750	(8)

John M. Taggart
Severance	—		—		—		—		—		—
Other Benefits	—		—		—		—		—		—

(1)	Alvin Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2019. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2014, and the value of his fringe benefits as of December 31, 2014. The value of Alvin Murstein’s fringe benefits includes $137,935 for a car lease, $182,939 for a country club membership, $67,801 for health insurance, our aggregate incremental costs attributable to a garage, car insurance, three social club memberships, life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(2)	Andrew M. Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2019. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2014, and the value of his fringe benefits as of December 31, 2014. The value of Andrew M. Murstein’s fringe benefits includes $275,389 for his pro-rated use of our driver, $98,104 for a car lease, $99,529 for health insurance, our aggregate incremental costs attributable to a garage, car maintenance, car insurance, a country club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the balance of his current employment period, which expires on June 30, 2015. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2014, with annual 3% increases to his salary as set forth in his employment agreement.
(4)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2014.
(5)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the twelve months following termination. The severance payment was calculated based on his salary for the fiscal year ended December 31, 2014.
(6)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2014.
(7)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the balance of his current employment period.
(8)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the six months following termination.

DIRECTOR COMPENSATION

Non-employee directors are paid $39,655 for each year they serve, payable in quarterly installments, and receive $3,965 for each Board of Directors meeting per quarter attended, $3,965 for attendance at any additional Board of Directors meetings that quarter, $1,130 for each telephonic Board of Directors meeting, $1,700 for each Compensation Committee and Nominating and Governance Committee meeting attended, an additional $1,700 for the Chairperson of the Compensation Committee and Nominating and Governance Committee for each Compensation Committee and Nominating and Governance Committee meeting attended by such Chairperson, $3,400 for each Audit Committee meeting attended, an additional $2,265 for the Chairperson of the Audit Committee for each Audit Committee meeting attended by such Chairperson, $3,965 for each Executive Committee meeting attended, and are reimbursed for expenses relating thereto. Employee directors do not receive any additional compensation for their service on the Board of Directors. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors were eligible to participate in our First Amended and Restated 2006 Non-Employee Director Stock Option Plan. Our First Amended and Restated 2006 Non-Employee Director Stock Option Plan was approved by the Board of Directors on April 16, 2009, approved by our shareholders on June 5, 2009, and approved by the Commission on July 17, 2012. Under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan, we grant an option to purchase 9,000 shares to each non-employee director elected at each annual shareholder meeting. If a non-employee director is elected by means other that an annual shareholder meeting, we automatically grant an option to purchase 9,000 shares multiplied by a fraction representing the remaining portion of such non-employee director’s three-year term. The exercise price of options granted is not less than the fair market value of our Common Stock on the date of grant, or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Board of Directors not eligible to participate in the 2006 Non-Employee Director Stock Option Plan. Options

become exercisable in equal one-third increments on the first, second and third anniversaries of the date of grant. To exercise options, the optionee must remain a non-employee director. No option may be exercised more than ten years after the date on which it is granted.

Our employee directors are eligible to participate in our 401(k) Investment Plan and our 2006 Employee Stock Option Plan.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Independent Directors
Henry L. Aaron	61,191	15,382	76,573
Henry D. Jackson	76,936	15,382	92,318
Stanley Kreitman	103,901	—	103,901
Frederick A. Menowitz	81,986	—	81,986
Lowell P. Weicker, Jr.	82,956	—	82,956

Interested Directors
Mario M. Cuomo	61,636	—	61,636
David L. Rudnick	77,841	—	77,841

(1)	This amount is the aggregate grant date fair value of stock option awards with respect to the fiscal year ended December 31, 2014 computed in accordance with FASB ASC Topic 718. See note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for all assumptions made in the valuation.
(2)	The following table sets forth each non-employee director’s outstanding option awards at fiscal year-end.

Name	Outstanding Option Awards (#)
Independent Directors
Henry L. Aaron	18,000
Henry D. Jackson	9,000
Stanley Kreitman	18,000
Frederick A. Menowitz	11,000
Lowell P. Weicker, Jr.	18,000

Interested Directors
Mario M. Cuomo	9,000
David L. Rudnick	6,000

Dollar Range of Equity Securities Beneficially Owned By the Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of April 17, 2015. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity in Our Securities(1)
Independent Directors
Henry L. Aaron	$1-$10,000
Henry D. Jackson	none
Stanley Kreitman	over $100,000
Frederick A. Menowitz	over $100,000
Lowell P. Weicker, Jr.	over $100,000

Interested Directors
Alvin Murstein	over $100,000
Andrew M. Murstein	over $100,000
David L. Rudnick	over $100,000

(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2014, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	461,821	(1)	$10.38	566,579	(2)
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	461,821	(1)	$10.38	566,579	(2)

(1)	This number includes 59,442 shares of Common Stock to be issued upon the exercise of outstanding options under the Amended and Restated 1996 Employee Stock Option Plan, 313,379 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Employee Stock Option Plan and 89,000 shares of Common Stock to be issued upon the exercise of outstanding options under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan.
(2)	This number includes 139,673 shares of Common Stock reserved for issuance under the 2006 Employee Stock Option Plan, 362,906 shares of Common Stock reserved for issuance under the 2009 Employee Restricted Stock Plan and 64,000 shares of Common Stock reserved for issuance under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Aaron, Menowitz and Weicker.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2014. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK REPURCHASE PROGRAM

On July 29, 2014, our Board of Directors authorized our management to repurchase up to $20,000,000 of our Common Stock.

We are hereby advising you that we have extended the terms of our stock repurchase program. Purchases will commence no earlier than the thirtieth (30th) calendar day following the mailing date of this notice, and are expected to conclude on the one hundred eightieth (180th) calendar day following the commencement of the purchases.

Under the terms of our stock repurchase program, we are permitted to repurchase our Common Stock in the open market from time-to-time pursuant to applicable securities laws and regulations. If we have not repurchased the $20,000,000 of our Common Stock by the end of the period set forth above, we are permitted to extend the term of our stock repurchase program for an additional period or periods, until we have repurchased up to the total amount authorized under our stock repurchase program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mario M. Cuomo, our former director who passed away on January 1, 2015, was of counsel in the law firm of Willkie Farr & Gallagher LLP, which serves as our legal counsel in connection with various matters. We have paid Willkie Farr & Gallagher LLP approximately $187,000 in legal fees for the fiscal year ended December 31, 2014. Mr. Cuomo did not have a direct interest in the payment of such legal fees, but had an indirect interest in such fees as an employee of the law firm.

Jeffrey Rudnick, the son of our director, David Rudnick, is an officer of LAX Group, LLC, or LAX, one of our portfolio companies. Mr. Rudnick receives a salary from LAX of $162,000 per year, and certain equity from LAX consisting of 10% ownership in LAX Class B stock, vesting at 3.34% per year; 5% of any new equity raised from outside investors at a valuation of $1.5 million or higher; and 10% of LAX’s profits as a year end bonus. In addition, Mr. Rudnick provides consulting services to us directly for a monthly retainer of $4,200.

Certain of our directors, officers and shareholders are also directors or director nominees of our wholly owned subsidiaries and controlled portfolio companies, including Medallion Funding LLC, Medallion Capital, Inc., or Medallion Capital, Freshstart Venture Capital Corp., or Freshstart, and Medallion Bank. Officer salaries are set by our Board of Directors.

Section 57 of the 1940 Act prohibits some transactions with affiliates described therein without exemptive relief from the Commission and other transactions with affiliates described therein without a required majority of directors. A required majority means both majority approval of directors who have no financial interest in the transaction, plan or arrangement and a majority of directors who are not interested persons. In addition, Section 404 of Regulation S-K requires us to disclose certain other related party transactions. Sections 23A and 23B and Regulation W place certain restrictions on the transactions that Medallion Bank may conduct with its affiliates. Small Business Administration, or SBA, Regulation Section 107.730 requires that our Small Business Investment Company, or SBIC, subsidiaries cannot enter into certain transactions without the SBA’s prior written approval. SBA Regulation Section 107.885 requires that Freshstart and Medallion Capital cannot dispose of assets to an affiliate without the SBA’s prior written approval. The SBA has also required that Medallion Capital obtain the SBA’s prior written approval for purchases of portfolio securities from an affiliated entity. In addition, as a condition to exemptive relief that we received from the Commission in May 1996, we and our SBIC subsidiaries are required to obtain the SBA’s prior written approval for purchases and sales of portfolio securities between each other and for us to acquire the securities of our SBIC subsidiaries. Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy (codified as a written policy and adopted by the Board of Directors on February 13, 2008 and amended on February 9, 2010) that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require our directors and executive officers, and any persons holding more than 10% of any class of our equity securities, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, the NASDAQ Global Select Market and us. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal year 2014.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2014 with the Commission on March 11, 2015. Shareholders may obtain a copy of this report, without charge, by writing to Marie Russo, Senior Vice President and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, including shareholder nominations for candidates for election as directors, the written proposal must be received by us no later than December 31, 2015. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 15, 2016.

By Order of the Board of Directors,

MARIE RUSSO,

Secretary

April 30, 2015

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Exhibit I

MEDALLION FINANCIAL CORP.

2015 EMPLOYEE RESTRICTED STOCK PLAN

1. PURPOSE

The purpose of this 2015 Employee Restricted Stock Plan (the “Plan”) is to advance the interests of Medallion Financial Corp. (the “Company”) by (i) providing long-term incentive compensation to its employees that is tied to the performance of the Shares (as defined below); (ii) encouraging employees to contribute to the Company’s long-term success through stock ownership thereby aligning the employees’ financial interests with those of the Company’s stockholders; (iii) promoting employee retention; and (iv) attracting and retaining high quality employees as necessary.

2. DEFINITIONS

The following terms, when used in this Plan, will have the meanings and be subject to the provisions set forth below:

(A)	“1940 Act” means the Investment Company Act of 1940, as amended.

(B)	“Affiliate” means any wholly-owned subsidiary of the Company.

(C)	“Award Agreement” means any written agreement, contract or other instrument or document evidencing any award, which may, but need not, be executed or acknowledged by a Participant.

(D)	“Board” means the Board of Directors of the Company.

(E)	“Change in Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any similar item, schedule or form, whether or not the Company is then subject to such reporting requirement.

(F)	“Commission” means the U.S. Securities and Exchange Commission.

(G)	“Committee” means the Compensation Committee of the Board.

(H)	“Company” means Medallion Financial Corp., a Delaware corporation.

(I)	“Employee” means any employee of the Company or its Affiliates.

(J)	“Fair Market Value” means, with respect to stock or other property, the fair market value of such share of stock or other property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board in good faith, the per share Fair Market Value of stock as of a particular date shall mean the closing price per share of stock on the national securities exchange on which the stock is principally traded, for the date on which the last of the approvals required by the 1940 Act for any particular grant, if any, has been obtained.

(K)	“Participant(s)” means either (i) any Employee; or (ii) any person who has been offered employment by the Company or its Affiliates; provided that such prospective Employee may not receive any payment relating to an award until such person has commenced employment with the Company or its Affiliates.

(L)	“Permitted Transferees” means the spouse or lineal descendants (including adopted children) of the Participant, any trust for the benefit of the Participant or the benefit of the spouse or lineal descendants (including adopted children) of the Participant, or the guardian or conservator of the Participant.

(M)	“Plan” means this Medallion Financial Corp. 2015 Employee Restricted Stock Plan.

(N)	“Restricted Stock” means a grant of Shares to a Participant under Section 6 of this Plan that are subject to certain restrictions and to risk of forfeiture.

(O)	“Shares” means the common stock of the Company, par value $0.01 per share.

3. ADMINISTRATION

(A) Administration by Committee.    This Plan shall be administered by the Committee, which shall be comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

(B) Powers of the Committee.    The Committee shall have full and final authority, in each case subject to and consistent with the provisions of this Plan and subject to the approval by the required majority, as defined in Section 57(o) of the 1940 Act, of the Company’s directors of the issuance of Shares to a Participant, to (i) select eligible employees to receive awards under this Plan; (ii) grant Restricted Stock awards; (iii) determine the number of Shares, subject to, and other terms and conditions of, and all other matters relating to, awards; (iv) prescribe Award Agreements (which need not be identical for each award recipient) and rules and regulations for the administration of this Plan; (v) construe and interpret this Plan and Award Agreements granted hereunder and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of this Plan. Any action or decision of the Committee relating to the administration or interpretation of this Plan shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, eligible employees, award recipients and each of their beneficiaries.

(C) Delegation.    To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering this Plan.

Notwithstanding the foregoing or any other provision of this Plan to the contrary, any award granted under this Plan to any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall be expressly approved by the Committee.

4. SHARES SUBJECT TO THIS PLAN

(A) Number of Shares.    Awards under this Plan shall consist of Shares. Subject to the provisions hereof concerning adjustment, the total number of Shares that may be awarded under this Plan shall not exceed 700,000 Shares.

(B) Committee Oversight.    The Committee may adopt reasonable procedures to ensure appropriate counting (e.g., avoiding double counting in the case of tandem or substitute awards) and to make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an award.

(C) Undelivered Shares.    To the extent that an award is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the award recipient of the full number of Shares to which the award related, the undelivered Shares will again be available for grant. Shares delivered under this Plan may consist of authorized and unissued Shares or previously issued Shares reacquired by the Company on the open market or by private purchase.

5. ELIGIBILITY

Awards under this Plan may be granted to Participants. An employee on an approved leave of absence may be considered employed by the Company or its Affiliates for purposes of eligibility for participation in this Plan.

6. AWARDS

(A) Issuance and Restrictions.    All Shares granted to Participants under this Plan will be governed by an Award Agreement. The agreement documenting each award of Shares shall contain such terms and conditions as the Committee from time to time shall deem advisable, including, but not limited to, the number of Shares subject to the award, the vesting conditions and forfeiture restrictions, the lapse of which may be based on continued service to the Company or its Affiliates and/or the achievement of specified performance objectives. Performance objectives may be based on specified levels of any one or more of the following business criteria: operating income, growth in operating income, capital gains, asset quality, levels of non-accrual or other challenged investments, investment charge-offs, asset growth, revenue, revenue growth, operating efficiency, division, group or corporate financial goals, total stockholder return, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, and/or comparisons with various stock market indices. Unless otherwise determined by the Board, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

The Committee shall have the power to impose such other conditions or restrictions on awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Agreements governing awards made to different Participants or to the same Participant at different times may contain different terms, conditions and restrictions. In the case of any discrepancy between the mandatory provisions of this Plan and the terms of any Award Agreement, this Plan provisions shall control.

(B) Dividends.    Unless otherwise set forth in a Participant’s Award Agreement, cash dividends and stock dividends, if any, with respect to unvested Shares of Restricted Stock shall be withheld by the Company for the Participant, and shall be subject to forfeiture to the same degree as the Shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(C) Termination of Employment or Service.    Unless otherwise provided for in a Participant’s employment agreement, upon termination of a Participant’s service with the Company or its Affiliates, any then unvested Shares of Restricted Stock and any withheld dividends in respect thereof shall be forfeited; provided, that the Board may provide or may determine in any individual case, that the forfeiture conditions relating to such unvested Shares (and withheld dividends) will be waived in whole or in part in connection with a Participant’s termination or otherwise.

7. LIMITATIONS ON AWARDS

Awards shall be subject to the following limitations:

(A) No Participant may be granted more than 200,000 Shares in any fiscal year.

(B) No Participant may be granted more than 25% of the Shares reserved for issuance under this Plan.

(C) The total number of Shares that may be outstanding pursuant to awards under all of the Company’s compensation plans shall not exceed ten percent (10%) of the total number of Shares authorized and outstanding at any time.

(D) The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any outstanding and unvested Shares of Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed twenty-five percent (25%) of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any outstanding and unvested Shares of Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed fifteen percent (15%) of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any outstanding and unvested Shares of Restricted Stock issued pursuant to this Plan, at the time of issuance shall not exceed twenty percent (20%) of the outstanding voting securities.

8. TRANSFERABILITY OF RESTRICTED STOCK

During the time any Shares are subject to vesting conditions or forfeiture restrictions, Shares shall not be transferable other than to the Permitted Transferees. The Shares acquired pursuant to this Plan shall be subject to such other restrictions and agreements regarding sale, assignment, encumbrances, or other transfer or dispositions thereof (i) as the Committee shall deem appropriate; and (ii) as required by applicable law.

9. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

Subject to any required action by the stockholders of the Company, the provisions of applicable corporate law and the approval of the required majority, as defined in Section 57(o) of the 1940 Act, of the Company’s directors, the aggregate number of Shares which may be issued pursuant to this Plan (as set forth in Section 4 hereof) and the number of Shares covered by each outstanding award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, kind of a Share or other consideration subject to such awards (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award; (ii) in connection with any extraordinary dividend declared and paid in respect of Shares, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in this Plan.

10. CHANGE IN CONTROL

The Board may specify in the applicable Award Agreement at or after grant, or otherwise by resolution prior to a Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.

11. WITHHOLDING

As a condition to the vesting or lapse of any forfeiture restrictions of any award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or lapse. The Committee may not permit Shares to be used to satisfy tax withholding requirements without exemptive relief from Section 23(c) of the 1940 Act.

12. MISCELLANEOUS PROVISIONS

(A) No Right to Continued Employment.    The granting of any award under this Plan shall not impose upon the Company any obligation to employ or continue to employ any Participant, and the right of the Company to terminate the employment of any Participant or other employee shall not be diminished or affected by reason of the fact that an award has been made under this Plan to such Participant.

(B) Expiration of Plan.    Unless this Plan is terminated earlier by the Board, all awards under this Plan shall be made within ten (10) years from the date this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) is approved by the stockholders of the Company.

(C) Notice.    Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to its Corporate Secretary at Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, NY 10022.

(D) Governing Law.    This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(E) Fees.    All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

(F) 1940 Act.    No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of this Plan or any award and the 1940 Act, the applicable section of the 1940 Act shall control and all awards under this Plan shall be so modified. All Participants holding such modified awards shall be notified of the changes to their awards and such change shall be binding on such Participant.

13. AMENDMENT AND TERMINATION

The Board at any time, and from time to time, may amend this Plan; provided, however, that the Board shall not, without stockholder approval, make any amendment to this Plan that requires stockholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Stock is principally listed.

The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under any award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under this Plan, including, without limitation, any actions described in Section 9 hereof, shall constitute an amendment of an award for such purpose). This Plan shall terminate when all Shares authorized for issuance pursuant to Section 4 hereunder (including any Shares that have become available for delivery on account of the expiration of any award or as otherwise provided in Section 4) have been delivered and the forfeiture restrictions on all awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

14. EFFECTIVE DATE OF THIS PLAN

This Plan shall become effective upon the latest to occur of (i) adoption by the Board; (ii) approval of this Plan by the stockholders of the Company; and (iii) approval of this Plan by the Commission.

Exhibit II

MEDALLION FINANCIAL CORP.

2015 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Definitions

In the Plan, except where the context otherwise indicates, the following definitions apply:

1.1. “1940 Act” means the Investment Company Act of 1940, as amended.

1.2. “Affiliate” means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries of the Company which become such after adoption of the Plan.

1.3. “Agreement” means a written agreement granting an Option that is executed by the Company and the Optionee.

1.4. “Board” means the Board of Directors of the Company.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Commission” means the U.S. Securities and Exchange Commission.

1.7. “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.8. “Company” means Medallion Financial Corp., a Delaware corporation.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 7.

1.10. “Date of Grant” means the date on which an Option is granted under the Plan.

1.11. “Director” means a member of the Board.

1.12. “Eligible Director” means any Director who is not an Employee or officer of the Company or an Affiliate.

1.13. “Effective Date” means the date on which the Plan is adopted by the Board, approved by the Company’s stockholders and approved by the Commission.

1.14. “Employee” means any employee of the Company or an Affiliate.

1.15. “Fair Market Value” means the closing price of the Common Stock as reported in the Wall Street Journal, Northeast Edition, as quoted on the NASDAQ Global Select Market on the date of grant, or if no such market value exists, the fair market value of a Share as determined by the Board pursuant to a reasonable method adopted in good faith for such purpose.

1.16. “Option” means an option to purchase Shares granted under the Plan. Options granted under the Plan are not intended to be, and shall not be treated as “incentive stock options” under Section 422 of the Code.

1.17. “Option Period” means the period during which an Option may be exercised.

1.18. “Option Price” means the price per Share at which an Option may be exercised; provided, however, that the Option Price shall not be less than the Fair Market Value as of the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article 9 hereof, subject to Section 6.4 hereof.

1.19. “Optionee” means an Eligible Director to whom an Option has been granted.

1.20. “Plan” means this Medallion Financial Corp. 2015 Non-Employee Director Stock Option Plan.

1.21. “Share” means a share of Common Stock.

2. Purpose

The Plan is intended to assist the Company in attracting and retaining qualified persons to serve on the Board and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

3. Administration

Grants of Options under the Plan shall be automatic as provided in Sections 6.1. However, all questions of interpretation with respect to the Plan and Options granted under it shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

4. Eligibility

Options may be granted only to Eligible Directors.

5. Stock Subject to the Plan

5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan is 300,000 Shares.

5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6. Options

6.1. At each annual meeting of the stockholders of the Company after the Effective Date of the Plan, each Eligible Director elected or re-elected at such meeting to a three-year term shall automatically be granted upon such election an Option to purchase 12,000 shares of Common Stock at the then current Fair Market Value. In addition, upon the election of an Eligible Director to the Board other than at an annual meeting of stockholders (whether by the Board or the stockholders and whether to fill a vacancy or otherwise), each such Eligible Director shall automatically be granted an Option to purchase that number of shares that is determined by multiplying 12,000 by a fraction, the numerator of which shall equal the number of whole months remaining in the newly elected Director’s term and the denominator of which shall be 36. For example, if an Eligible Director is elected to an 18 month term of office and an Eligible Director elected to a full three year term of office would have received an Option to purchase 12,000 shares of Common Stock, then the Eligible Director elected to the 18 month term would receive an Option to purchase 6,000 shares of Common Stock. Each Option granted under the Plan shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Directors shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with the Plan as the Board may specify.

6.2. The term of each Option granted under the Plan shall be ten years from the Date of Grant.

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6.3. Options granted under the Plan shall become exercisable at each annual meeting of stockholders beginning on the first annual meeting of stockholders following the Date of Grant with respect to one-third the number of shares covered by such Option. Directors holding exercisable Options under the Plan who cease to be Eligible Directors for any reason, other than permanent disability or death or removal for cause, may exercise the rights they had under such Options at the time they ceased being an Eligible Director for three months following the date on which such Director ceased to be an Eligible Director; provided, however, no additional Options held by such Directors shall become exercisable thereafter. In the event of removal of the Eligible Director for cause, all outstanding options held by such Eligible Director shall terminate as of the date of the Eligible Director’s removal. Upon the permanent disability or death of a Director, those entitled to do so under the Director’s will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of permanent disability or death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of ten years from their Date of Grant.

6.4. Notwithstanding anything to the contrary in the Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or, except for the payment of cash dividends as provided in Section 9.2, the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

7. Exercise of Options

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Board may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Board, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee by delivery on a form prescribed by the Board of a properly executed exercise notice and irrevocable instructions to a registered securities broker to sell Shares and promptly deliver cash to the Company.

8. Restrictions on Transfer

Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of his or her permanent disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as the Board shall deem appropriate and (ii) as are required by applicable law.

9. Capital Adjustments

9.1. Effective upon the receipt of the requisite approval of the Plan by the Commission, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Board shall, in its discretion and to the minimum extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of outstanding Options, (iii) the aggregate number and class of Shares that may be issued under the Plan and (iv) the maximum number of Shares with respect to which an Eligible Director may be granted Options during the period specified in Section 6.3.

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9.2 In order to preserve an Eligible Director’s rights under an Option in the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company or any similar change in control of the Company, the Board in its discretion subject to applicable law may at any time take one or more of the following actions: (i) provide for acceleration of any time period relating to the exercise or payment of the Option, (ii) provide for payment to the Eligible Director of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Option had the Option been exercised or paid upon the change in control, (iii) adjust the terms of the Option in a manner determined by the Board to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted thereof, by another entity, or (v) make such other provision as the Board may consider equitable to the Eligible Director and in the best interests of the Company.

10. Termination or Amendment

The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Company’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed, if any, and (ii) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted under the Plan during any suspension or after termination of the Plan.

11. Modification, Extension and Renewal of Options; Substituted Options

11.1. Subject to the terms and conditions of the Plan, the Board may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.4, any such substituted Options may specify a longer term than the surrendered options or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee’s rights or obligations under such Option.

11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board, be granted under the Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board may deem appropriate in order to conform, in whole or part, to the provisions of the options in substitution for which they are granted.

12. Effectiveness of the Plan

The Plan and any amendment thereto shall be effective on the Effective Date.

13. Withholding

The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Board, an Optionee

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may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee (in an amount that does not exceed the statutory minimum withholding rate), or (iii) delivering to the Company already owned and unencumbered Shares.

14. Term of the Plan

Unless sooner terminated by the Board pursuant to Section 10, the Plan shall terminate on February 15, 2026, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15. Indemnification of Board

In addition to such other rights of indemnification as they may have as Directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16. General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Director any legal or equitable right against the Company, any Affiliate or the Board, except as expressly provided in the Plan.

16.2. Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Optionee as a Director for any period of time or at any particular rate of compensation. No Director shall have any rights as a stockholder with respect to the shares covered by his or her Option until the date he or she exercises such Option and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

16.3. Neither the adoption of the Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under the Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

16.4. The interests of any Eligible Director under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

16.6. No provision of the Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any award and the 1940 Act, the applicable section of the 1940 Act shall control and all Options under the Plan shall be so modified. All Optionees holding such modified Options shall be notified of the changes to their Options and such change shall be binding on such Optionees.

16.7. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or

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quoted, and any applicable federal or state securities laws. The Board may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Board deems appropriate to reflect restrictions contained in the Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

16.8. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Board, the approval of all regulatory bodies deemed necessary by the Board, and without complying to the Board’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Board.

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APPENDIX A

MEDALLION FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS—June 5, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alvin Murstein and Marie Russo, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 17, 2015, the record date, at the annual meeting of shareholders to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022 on the 5th day of June 2015, at 10:00 a.m., Eastern Daylight Saving Time, or any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

IMPORTANT—PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

Please date, sign and mail your proxy

card back as soon as possible!

Annual Meeting of Stockholders

MEDALLION FINANCIAL CORP.

June 5, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement and 2014 Annual Report to shareholders are available at:

http://www.rrdezproxy.com/2015/MedallionFinancial/

Please Detach and Mail in the Envelope Provided

A ☒ Please mark your votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1. Election of Directors		2.	Proposal to ratify the appointment of WeiserMazars LLP as Medallion Financial Corp.’s Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:	Stanley Kreitman Frederick A. Menowitz David L. Rudnick	3.	Proposal to approve a non-binding advisory resolution to approve executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Proposal to approve the adoption of Medallion Financial Corp.’s 2015 Employee Restricted Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

(See instructions below)		5.	Proposal to approve the adoption of Medallion Financial Corp.’s 2015 Non-Employee Director Stock Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of each nominee you wish to withhold here:

		In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature Signature Dated: , 2015
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. FOR JOINT ACCOUNTS, EACH OWNER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC. PLEASE GIVE YOUR FULL TITLE.